UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

42 Longwater Drive, Norwell,
Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

(781) 792-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 4, 2013, Clean Harbors, Inc. (the “Company,” “Clean Harbors,” or “we”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial 8-K Report”) reporting, among other matters, the Company’s acquisition on December 28, 2012 of all of the outstanding shares of Safety-Kleen, Inc., a Delaware corporation (“Safety-Kleen”).

In accordance with Item 9.01 of Form 8-K, the Initial 8-K Report included the historical financial statements of Safety-Kleen and the unaudited pro forma condensed combined financial information of the Company (collectively, the “Financial Information”). This Amendment is being filed to revise the Company’s condensed combined financial information required by Item 9.01(b) of Form 8-K, and this Amendment should be read in conjunction with the Initial 8-K Report including, in particular, the historical financial statements of Safety-Kleen included in the Financial Information as originally filed.

Item 9.01        Financial Statements and Exhibits.

Page
(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Financial Statements:

Unaudited Pro Forma Condensed Combined Financial Information	2
Unaudited Pro Forma Condensed Combined Balance Sheet as at September 30, 2012	4
Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2011	6
Unaudited Pro Forma Condensed Combined Statement of Income for the Nine Months Ended September 30, 2012	7
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	8

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 26, 2012, Clean Harbors, Inc. (“Clean Harbors” or “we”) signed an agreement and plan of merger to acquire Safety-Kleen, Inc. (“Safety-Kleen”) for a purchase price (subject to certain working capital and other adjustments) of $1,250.0 million. The merger agreement was subsequently closed on December 28, 2012. Under the terms of the merger agreement, we agreed to pay to the Safety-Kleen shareholders and option holders cash consideration in an amount equal to $1,250.0 million plus the amount of cash and cash equivalents held by Safety-Kleen on the closing date less the amount of debt held by Safety-Kleen on the closing date, plus or minus, as applicable, the amount by which Safety-Kleen’s working capital (excluding cash) on the closing date exceeded or was less than $50.0 million. The amount of Safety-Kleen’s working capital on the closing date was reduced by the amount of Safety-Kleen’s legal and other expenses in connection with the merger and related transactions except to the extent that Safety-Kleen had previously paid such expenses.

We funded the purchase price for Safety-Kleen and paid our related fees and expenses through (i) our available cash, (ii) our sale on December 3, 2012 in a public offering of 6.9 million shares of our common stock at a public offering price of $56.00 per share (the “Stock Offering”), and (iii) our sale on December 7, 2012 in a private offering of $600.0 million aggregate principal amount of 5.125% senior unsecured notes due 2021 (the “Notes Offering”). The following unaudited pro forma condensed combined financial information for Clean Harbors and Safety-Kleen as a combined company gives effect to (i) the Stock Offering, (ii) the Notes Offering, (iii) the acquisition method of accounting for our acquisition of Safety-Kleen, and (iv) payment of our related fees and expenses (collectively, the “Transactions”). The unaudited pro forma condensed combined balance sheet as at September 30, 2012 is presented as if the Transactions had been completed on September 30, 2012. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and for the nine months ended September 30, 2012 are presented as if the Transactions had been completed on January 1, 2011, the first day of our fiscal 2011.

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Clean Harbors and Safety-Kleen described below. Both Safety-Kleen’s and our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. Our fiscal year is different than Safety-Kleen’s historical fiscal year. Our fiscal year ends on December 31, while Safety-Kleen has utilized a 53-week fiscal year comprised of 12 periods consisting of four weeks with the exception of period 13 which consisted of five weeks, each ending on a Saturday. The unaudited pro forma condensed combined balance sheet combines our historical condensed combined balance sheet as at September 30, 2012 with Safety-Kleen’s historical consolidated balance sheet as at October 6, 2012. The unaudited pro forma combined statement of income for the nine months ended September 30, 2012 combines our historic consolidated statement of income for the nine months ended September 30, 2012 with Safety-Kleen’s historical consolidated statement of income for the 40 weeks ended October 6, 2012. Safety-Kleen’s fiscal year end did not differ from ours for the year ended December 31, 2011.

The following unaudited pro forma condensed combined financial information does not purport to represent what our results of operations or financial position would actually have been had the Transactions occurred on the dates described above or to project our results of operations or financial position for any future date or period. The information does not reflect cost savings, operating synergies or revenue enhancements expected to result from our acquisition of Safety-Kleen or the costs to achieve any such cost savings, operating synergies or revenue enhancements. The information reflects our preliminary estimates of the allocation of the purchase price for Safety-Kleen based upon available information and certain assumptions that we believe are reasonable under the circumstances, and actual results could differ materially from these anticipated results. The final allocation of the purchase price will be determined after completion of the merger and will be based on the final purchase price, as it may be adjusted in accordance with the merger agreement, and Safety-Kleen’s tangible and identifiable intangible assets acquired and liabilities assumed.

The following unaudited pro forma condensed combined financial information and the accompanying notes should be read together with (1) Clean Harbors’ audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended December 31, 2011, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Clean Harbors’ Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on February 29, 2012, as such audited financial statements, notes and Management’s Discussion and Analysis were subsequently superseded or modified through Clean Harbors’ Report on Form 8-K filed on July 16, 2012, (2) Clean Harbors’ unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2012 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Clean Harbors’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, which was filed with the SEC on November 9, 2012, (3) Safety-Kleen’s audited consolidated financial statements as of and for the years ended December 26, 2009, December 25, 2010, and December 31, 2011, included in Clean Harbors’ Report on Form 8-K which was filed with the SEC on January 4, 2013 (the “Initial Form 8-K Report”), and (4) Safety-Kleen’s unaudited condensed consolidated financial statements as of and for the 40 weeks ended October 1, 2011 and October 6, 2012, included in the Initial Form 8-K Report.

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSETS

AS AT SEPTEMBER 30, 2012

(dollars in thousands)

	Clean Harbors	Safety-Kleen	Acquisition Pro Forma Adjustments	Notes	Acquisition Pro Forma	Stock and Notes Offerings Pro Forma Adjustments	Notes	Pro Forma
Current assets:
Cash and cash equivalents	$523,614	$48,253	$(1,299,024)	(a)	$(727,157)	$952,731	(a)	$225,574
Marketable securities	11,113	—	—		11,113	—		11,113
Accounts receivable, net	399,362	171,643	(5,064)	(b),(h)	565,941	—		565,941
Unbilled accounts receivable	34,401	—	3,061	(b)	37,462	—		37,462
Deferred costs	6,995	—	10,733	(b)	17,728	—		17,728
Prepaid expenses and other current assets	53,252	25,363	(24,068)	(a),(b),(c)	54,547	—		54,547
Supplies inventories	63,934	89,544	14,736	(d)	168,214	—		168,214
Deferred tax assets	16,617	11,054	—		27,671	—		27,671
Total current assets	1,109,288	345,857	(1,299,626)		155,519	952,731		1,108,250
Property, plant and equipment, net	1,003,414	317,004	364,660	(b),(e)	1,685,078	—		1,685,078
Other assets:
Long-term investments	4,326	—	—		4,326	—		4,326
Deferred financing costs	12,530	—	—		12,530	10,559	(g)	23,089
Goodwill	157,724	36,787	275,753	(i)	470,264	—		470,264
Permits and other intangibles, net	151,810	83,369	373,531	(b),(f)	608,710	—		608,710
Deferred tax assets	—	57,756	(57,756)	(b)	—	—		—
Other	10,311	7,515	52,991	(b),(c)	70,817	—		70,817
Total other assets	336,701	185,427	644,519		1,166,647	10,559		1,177,206
Total assets	$2,449,403	$848,288	$(290,447)		$3,007,244	$963,290		$3,970,534

See accompanying notes to unaudited pro forma condensed combined financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS’ EQUITY

AS AT SEPTEMBER 30, 2012

(dollars in thousands)

	Clean Harbors	Safety-Kleen	Acquisition Pro Forma Adjustments	Notes	Acquisition Pro Forma	Stock and Notes Offerings Pro Forma Adjustments	Notes	Pro Forma
Current liabilities:
Current portion of long-term debt	$—	$2,500	$(2,500)	(k)	$—	$—		$—
Current portion of capital lease obligations	5,937	—	—		5,937	—		5,937
Accounts payable	174,327	88,191	(2,003)	(h)	260,515	—		260,515
Deferred revenue	29,060	32,009	—		61,069	—		61,069
Accrued expenses	136,687	87,006	18,964	(b),(c),(d),(j)	242,657	—		242,657
Accrued salaries and benefits	—	30,574	(30,574)	(b)	—	—		—
Current portion of closure, post-closure and remedial liabilities	19,552	7,046	—		26,598	—		26,598
Income taxes payable	—	1,763	(1,763)	(b)	—	—		—
Total current liabilities	365,563	249,089	(17,876)		596,776	—		596,776
Other liabilities:
Closure and post-closure liabilities, less current portion	29,712	—	16,808	(b)	46,520	—		46,520
Remedial liabilities, less current portion	117,981	—	34,445	(b)	152,426	—		152,426
Environmental liabilities	—	51,253	(51,253)	(b)	—	—		—
Long-term obligations, less current maturities	800,000	220,625	(220,625)	(k)	800,000	600,000	(k)	1,400,000
Capital lease obligations, less current portion	3,477	—	—		3,477	—		3,477
Unrecognized tax benefits and other long-term liabilities	125,915	21,458	258,366	(e),(f)	405,739	—		405,739
Total other liabilities	1,077,085	293,336	37,741		1,408,162	600,000		2,008,162
Stockholders’ equity:
Common stock, $.01 par value:
Clean Harbors authorized 80,000,000; pro forma shares issued and outstanding 60,286,280	534	509	(509)	(l)	534	69	(l)	603
Shares held under employee participation plan	(469)	—	—		(469)	—		(469)
Additional paid-in capital	508,182	390,560	(390,560)	(l)	508,182	368,409	(l)	876,591
Accumulated other comprehensive income	59,056	4,675	(4,675)	(l)	59,056	—		59,056
Accumulated earnings (deficit)	439,452	(89,881)	85,432	(l)	435,003	(5,188)	(l)	429,815
Total Clean Harbors and Safety-Kleen stockholders’ equity	1,006,755	305,863	(310,312)		1,002,306	363,290		1,365,596
Total liabilities and stockholders’ equity	$2,449,403	$848,288	$(290,447)		$3,007,244	$963,290		$3,970,534

See accompanying notes to unaudited pro forma condensed combined financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands)

	Clean Harbors	Safety-Kleen	Acquisition Pro Forma Adjustments	Notes	Acquisition Pro Forma	Stock and Notes Offerings Pro Forma Adjustments	Notes	Pro Forma
Revenues:
Service revenues	$1,984,136	$576,120	$(13,050)	(m)	$2,547,206	$—		$2,547,206
Product revenues	—	708,151	—		708,151	—		708,151
Total revenues	1,984,136	1,284,271	(13,050)		3,255,357	—		3,255,357
Costs of revenues (exclusive of items shown separately below)	1,379,991	1,076,348	(50,093)	(m),(n),(p)	2,406,246	—		2,406,246
Selling, general and administrative expenses	254,137	73,842	49,610	(n)	377,589	—		377,589
Accretion of environmental liabilities	9,680	—	2,169	(n)	11,849	—		11,849
Depreciation and amortization	122,663	66,808	17,580	(o)	207,051	—		207,051
Income from operations	217,665	67,273	(32,316)		252,622	—		252,622
Other income(expense)	6,402	(5,925)	—		477	—		477
Interest expense, net	(39,389)	(10,321)	8,897	(q)	(40,813)	(31,992)	(q)	(72,805)
Income (loss) before provision (benefit) for income taxes	184,678	51,027	(23,419)		212,286	(31,992)		180,294
Provision (benefit) for income taxes	57,426	(84,441)	(8,197)	(r)	(35,212)	(11,197)	(r)	(46,409)
Net income (loss) attributable to Clean Harbors and Safety-Kleen	$127,252	$135,468	$(15,222)		$247,498	$(20,795)		$226,703
Earnings per Share:
Basic	$2.40	$2.61			$4.67			$3.79
Diluted	$2.39	$2.55			$4.64			$3.76
Weighted average common shares outstanding	52,961	51,876	(51,876)		52,961	6,900		59,861
Weighted average common shares outstanding plus potentially dilutive common shares	53,324	53,064	(53,064)	(s)	53,324	6,900		60,224

See accompanying notes to unaudited pro forma condensed combined financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(in thousands)

	Clean Harbors	Safety-Kleen	Acquisition Pro Forma Adjustments	Notes	Acquisition Pro Forma	Stock and Notes Offerings Pro Forma Adjustments	Notes	Pro Forma
Revenues
Service revenues	$1,628,946	$469,087	$(8,471)	(m)	$2,089,562	$—		$2,089,562
Product revenues	—	601,897	—		601,897	—		601,897
Total revenues	1,628,946	1,070,984	(8,471)		2,691,459	—		2,691,459
Costs of revenues (exclusive of items shown separately below)	1,140,878	877,677	(48,986)	(m),(n)	1,969,569	—		1,969,569
Selling, general and administrative expenses	197,892	67,109	38,628	(n)	303,629	—		303,629
Accretion of environmental liabilities	7,409	—	1,888	(n)	9,297	—		9,297
Depreciation and amortization	116,794	49,436	13,855	(o)	180,085	—		180,085
Income from operations	165,973	76,762	(13,856)		228,879	—		228,879
Other expense	(465)	(4,903)	—		(5,368)	—		(5,368)
Loss on early extinguishment of debt	(26,385)	—	—		(26,385)	—		(26,385)
Interest expense, net	(33,836)	(10,284)	8,980	(q)	(35,140)	(23,994)	(q)	(59,134)
Income (loss) before provision for income taxes	105,287	61,575	(4,876)		161,986	(23,994)		137,992
Provision for income taxes	37,487	19,278	(1,706)	(r)	55,059	(8,398)	(r)	46,661
Net income (loss) attributable to Clean Harbors and Safety-Kleen	$67,800	$42,297	$(3,170)		$106,927	$(15,596)		$91,331
Earnings per Share:
Basic	$1.27	$0.82			$2.01			$1.52
Diluted	$1.27	$0.80			$2.00			$1.51
Weighted average common shares outstanding	53,303	51,622	(51,622)		53,303	6,900		60,203
Weighted average common shares outstanding plus potentially dilutive common shares	53,519	52,880	(52,880)	(s)	53,519	6,900		60,419

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.                                      The Merger

On October 26, 2012, Clean Harbors and Safety-Kleen signed an Agreement and Plan of Merger dated as of that date (the “Merger Agreement”) which provided that, subject to the terms and conditions contained in the Merger Agreement, Clean Harbors would acquire Safety-Kleen (the “Merger”). Safety-Kleen, a Delaware corporation headquartered in Richardson, Texas, is the largest re-refiner and recycler of used oil in North America and a leading provider of parts cleaning and environmental services.

Under the terms of the Merger Agreement, which was subsequently closed on December 28, 2012, Clean Harbors agreed to pay to the Safety-Kleen’s shareholders and option holders cash consideration in an amount equal to $1,250.0 million plus the amount of cash and cash equivalents held by Safety-Kleen on the closing date, less the amount of debt owed by Safety-Kleen on the closing date for borrowed money and capital lease obligations, plus or minus, as applicable, the amount by which Safety-Kleen’s working capital (excluding cash) on the closing date exceeded or was less than $50.0 million.

The following table summarizes the components of the estimated total consideration included in the pro forma condensed combined financial statements as if the Merger had been completed on September 30, 2012 (in thousands):

Estimated cash consideration	$1,250,000
Plus estimated working capital adjustment at September 30, 2012	11,271
Estimated total purchase price	$1,261,271

The following summarizes the preliminary purchase price allocation, as if the Merger had occurred on September 30, 2012 (in thousands):

Assets to be acquired:
Accounts receivable	$168,582
Unbilled accounts receivable	3,061
Prepaid expenses and other current assets	11,795
Deferred costs	10,733
Inventory	104,280
Current deferred tax assets	11,054
Goodwill	312,540
Property, plant and equipment	681,664
Permits and other intangible assets	456,900
Other assets	60,505
1,821,114
Liabilities to be assumed:
Accounts payable	88,191
Deferred revenue	32,009
Accrued expenses	101,520
Current portion of closure, post-closure and remedial liabilities	7,046
Closure and post-closure liabilities, less current portion	51,253
Unrecognized tax benefits and other long-term liabilities	279,824
559,843
Net assets to be acquired(1)	$1,261,271

(1)                                 Net assets exclude Safety-Kleen’s cash and cash equivalents, debt and associated costs, other costs related to its proposed initial public offering, stock option liabilities and Safety-Kleen’s goodwill.

Clean Harbors has determined preliminary allocation estimates based on limited access to information and will not have sufficient information to make final allocations until after completion of the Merger. Clean Harbors anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to inventory, property, plant and equipment, customer relationships, trademarks, other potential intangible assets and the determination of the effect of the revenue transactions on deferred revenue and the corresponding deferred costs. The valuations will consist of physical appraisals, discounted cash flow analysis or other appropriate valuations techniques to determine the fair value of the assets acquired and liabilities assumed. Clean Harbors has determined this to be a tax-free business combination from Clean Harbors’ standpoint and has recorded the corresponding deferred tax liabilities related to the preliminary fair value adjustments. Clean Harbors has recorded no other adjustments to deferred income taxes.

The amounts allocated to assets to be acquired and liabilities to be assumed in the Merger could differ materially from the preliminary allocation estimates. Decreases or increases in the fair value of assets acquired or liabilities assumed in the Merger from those preliminary valuations presented would result in a corresponding increase or decrease in the amount of goodwill that resulted from the Merger. In addition, if the value of the assets acquired is higher than the preliminary indication, it may result in higher amortization and/or depreciation expense than is presented in these pro forma statements.

2.                                      Financing

In connection with the Merger, we sold (i) on December 3, 2012 (in the Stock Offering which was priced on November 27, 2012), 6.9 million shares of our common stock at a public offering price of $56.00 per share and (ii) on December 7, 2012, $600.0 million of 5.125% senior unsecured notes due 2021 in the Notes Offering.

We estimate that the completion of the Merger and the Notes Offering resulted in a net increase of approximately $10.6 million of deferred financing costs. If the Notes Offering had been completed on January 1, 2011, at the interest rate of 5.125%, interest expense (including amortization of funding expense) would have increased by $33.4 million and $25.1 million for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively.

3.                                      Pro Forma Balance Sheet Adjustments

The pro forma adjustments included in the unaudited condensed combined balance sheet are as follows:

a)                                     Represents an adjustment to reflect the use of existing cash and the estimated net proceeds from the Stock Offering and the Notes Offering to pay the purchase price for Safety-Kleen and related transaction fees and expenses (in thousands):

	Increase (Decrease)
	Acquisition Pro Forma	Stock and Notes Offerings Pro Forma
Gross Stock Offering proceeds	$—	$386,400
Gross Notes Offering proceeds	—	600,000
Safety-Kleen share payment(1)	10,500	—
Cash paid for Safety-Kleen	(1,250,000)	—
Safety-Kleen cash and cash equivalents(2)	(48,253)	—
Transaction fees and expenses for the offerings(3)	—	(33,669)
Payment of working capital adjustment	(11,271)	—
	$(1,299,024)	$952,731

(1)                                 Clean Harbors received and held at the time of the Merger $10.5 million of cash as a result of Safety-Kleen’s 2010 call of shares which Clean Harbors had acquired in Safety-Kleen. This amount was previously recorded in prepaid expenses and other current assets.

(2)                                 Existing cash and cash equivalents held by Safety-Kleen on the balance sheet date.

(3)                                 Transaction fees and expenses for the offerings consisted of the following:

Notes offering	$10,559
Stock offering	17,922
Commitment fees	5,188
Total	$33,669

b)                                     Represents reclassifications to conform Safety-Kleen to Clean Harbors’ financial statement presentation (in thousands):

Increase (Decrease)
Accounts receivable, net	$(3,061)
Unbilled accounts receivable	3,061

Deferred costs	$10,733
Prepaid expenses and other current assets	(10,733)

Property, plant and equipment	$15,734
Permits and other intangible assets, net	(15,734)

Deferred tax asset	$(57,756)
Other assets	57,756

Accrued expenses	$30,574
Accrued salaries and benefits	(30,574)

Accrued expenses	$1,763
Income taxes payable	(1,763)

Closure and post closure liabilities	$16,808
Remedial liabilities	34,445
Environmental liabilities	(51,253)

c)                                      Represents adjustments to eliminate Safety-Kleen’s deferred financing and other costs related to its debt and its initial public offering costs of $2.8 million recorded in prepaid expenses and other current assets and $4.8 million recorded in other assets, and eliminate Safety-Kleen’s stock option liability of $22.7 million and other miscellaneous liabilities of $0.3 million recorded in accrued expenses.

d)                                    Represents a step-up adjustment of approximately $14.7 million to record the estimated fair value of Safety-Kleen’s oil inventory acquired as of September 30, 2012, which was valued at estimated selling prices less the sum of (a) costs of disposal and (b) a reasonable profit allowance for the selling effort. The other inventory categories were preliminary determined to be at fair value. Clean Harbors has recorded a current deferred tax liability related to the preliminary fair value adjustment of approximately $5.2 million in accrued expenses based on a 35% statutory tax rate.

e)                                  Represents an adjustment of $348.9 million to record the preliminary fair value of property, plant and equipment as of September 30, 2012 using a cost and market approach. The estimated property, plant and equipment are expected to be depreciated on a straight-line basis over estimated useful lives that will range from three to 24 years, subject to the finalization of the purchase price allocation. The pro forma adjustment for property, plant and equipment consisted of the following (in thousands):

Property, plant and equipment (i)	$634,267
Land	47,397
Less: Safety-Kleen’s net book value	(317,004)
Less: Safety-Kleen’s software reclassification	(15,734)
Pro forma property, plant and equipment adjustment	$348,926

(i)

	Acquisition Pro Forma	Estimated Useful Life
Buildings and building improvements	$140,000	24 years
Land and leasehold improvements	39,000	8-11 years
Vehicles	89,000	7 years
Equipment	318,700	3-16 years
Furniture and fixtures	4,600	5 years
Construction in progress	42,967	15 years
Property, plant and equipment adjustment	$634,267

Clean Harbors has recorded a noncurrent deferred tax liability related to the preliminary fair value adjustment of approximately $122.1 million in unrecognized tax benefits and other long-term liabilities based on a 35% statutory tax rate.

f)                                      Represents an adjustment of $389.3 million to reflect the step-up to the preliminary estimated fair value of Safety-Kleen’s identifiable intangible assets from the respective carrying values reported by Safety-Kleen as of September 30, 2012 using a combination of the cost and market approach and the income approach. The identifiable intangible assets primarily consist of trademarks and trade names, supplier relationships, customer relationships and permits. The estimated intangible assets are expected to be amortized on a straight-line basis over estimated useful lives that will range from 10 to 30 years, subject to the finalization of the purchase price allocation. The pro forma adjustment for permits and other intangible assets consists of the following (in thousands):

Permits and other intangible assets (i)	$456,900
Less: Safety-Kleen’s net book value	(83,369)
Plus: Safety-Kleen’s software reclassification	15,734
Pro forma permits and other intangible assets adjustment	$389,265

(i)

	Acquisition Pro Forma	Estimated Useful Life
Trademarks and trade names	$113,800	Indefinite
Customer relationships - Oil Re-refining	99,200	20 years
Customer relationships - Environmental services	70,200	11 years
Supplier relationships - Re-refining	100,200	10 years
Supplier relationships - Recycled fuel oil	36,200	10 years
Permits - Environmental services	25,800	30 years
Permits - Oil Re-refining	11,500	30 years
Permits and other intangible assets adjustment	$456,900

Clean Harbors has recorded a noncurrent deferred tax liability related to the preliminary fair value adjustment of approximately $136.2 million in unrecognized tax benefits and other long-term liabilities based on a 35% statutory tax rate.

g)                                      Represents an adjustment to record new deferred financing fees of approximately $10.6 million in connection with the Notes Offering.

h)                                     Represents an adjustment to reduce accounts receivable and accounts payable for intercompany transactions between Clean Harbors and Safety-Kleen of approximately $2.0 million.

i)                                         Represents an adjustment to record goodwill. We have preliminarily allocated the purchase price to net tangible and intangible assets based upon their estimated fair values as of September 30, 2012. The excess of the purchase price over the estimated fair values of the net tangible and intangible assets has been recorded as goodwill (in thousands):

Increase (Decrease)
Record acquisition goodwill	$312,540
Eliminate existing Safety-Kleen goodwill	(36,787)
$275,753

j)                                        Represents an adjustment of approximately $4.5 million to record direct transaction costs, which consist of legal and accounting fees and other external costs directly related to the Merger incurred by Clean Harbors.

k)                                     Represents an adjustment to reflect the extinguishment of Safety-Kleen’s existing outstanding debt of $223.1 million (including current portion) and record the estimated gross proceeds of $600.0 million from the Notes Offering.

l)                                         Represents adjustments to eliminate Safety-Kleen’s historical stockholders’ equity of $305.9 million; record the issuance and $368.5 million net proceeds from the sale of 6.9 million new Clean Harbors’ common stock ($0.01 par value) in the Stock Offering; and reduce accumulated earnings for approximately $4.5 million of legal and accounting fees incurred by Clean Harbors related to the acquisition of Safety-Kleen and $5.2 million of commitment fees related to certain backup financing we obtained in connection with the Merger from certain affiliates of the initial purchasers in the Notes Offering as follows (in thousands).

	Pro forma Adjustments
	Safety-Kleen balances as of September 30, 2012	Acquisition Fees	Acquisition Pro Forma Adjustments	Proceeds from Stock Offering	Notes Offering Commitment fees	Stock Offering Pro Forma Adjustments
Clean Harbors authorized 80,000,000; pro forma shares issued and outstanding 60,286,280	$(509)	$—	$(509)	$69	$—	$69
Additional paid-in capital	(390,560)	—	(390,560)	368,409	—	368,409
Accumulated other comprehensive income	(4,675)	—	(4,675)		—	—
Accumulated earnings (deficit)	89,881	(4,449)	85,432		(5,188)	(5,188)
Total	$(305,863)	$(4,449)	$(310,312)	$368,478	$(5,188)	$363,290

4.                                      Pro Forma Statement of Income Adjustments

The unaudited pro forma condensed combined statements of income do not include any non-recurring charges that will arise as a result of the Merger described above.

m)                                 Represents an adjustment of approximately $13.0 million and $8.5 million to reduce revenues and cost of revenues for intercompany transactions between Clean Harbors and Safety-Kleen for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively.

n)                                     Represents reclassifications to conform to Clean Harbors’ presentation, as follows (in thousands):

Increase (Decrease)
Year ended December 31, 2011
Costs of revenue	$(2,169)
Accretion of environmental liabilities	2,169

Costs of revenue	$(49,610)
Selling, general and administrative	49,610

Nine months ended September 30, 2012
Costs of revenue	$(1,888)
Accretion of environmental liabilities	1,888

Costs of revenue	$(38,628)
Selling, general and administrative	38,628

o)                                     Represents the corresponding adjustment of $17.6 million and $13.9 million to depreciation and amortization expense for the step-up in property, plant and equipment and identifiable intangibles to the preliminary estimated fair value for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively.  The step-up adjustments were calculated based on using the straight-line method over the estimated useful lives discussed in notes 3(e) and 3(f).

The pro forma depreciation and amortization adjustments are as follows (in thousands):

	Year Ended December 31, 2011	Nine Months Ended September 30, 2012
Eliminate Safety-Kleen’s depreciation and amortization	$(66,808)	$(49,436)
Permits and intangible assets amortization	26,225	19,669
Property, plant and equipment depreciation	58,163	43,622
Pro forma depreciation and amortization adjustment	$17,580	$13,855

With other assumptions held constant, a 10% increase in the fair value of property, plant and equipment and intangible assets as calculated would increase annual pro forma depreciation and amortization expense by approximately $8.4 million and $6.3 million for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively. With other assumptions held constant, a 10% decrease in the estimated remaining useful lives of property, plant and equipment and amortizable intangible assets would increase pro forma depreciation and amortization by approximately $9.4 million and $7.0 million for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively. The increases in pro forma depreciation and amortization are as follows (in thousands):

			Increase in Pro Forma Depreciation and Amortization
	Acquisition	10%	10% Increase in the Fair Value		10% Decrease in the Estimated Remaining Useful Life
	Pro Forma Adjustment	Increase in Fair Value	Twelve Months	Nine Months	Twelve Months	Nine Months
Property, Plant and Equipment
Buildings and building improvements	$140,000	$154,000	$583	$438	$648	$486
Land and leasehold improvements	39,000	42,900	406	305	450	338
Vehicles	89,000	97,900	1,271	954	1,413	1,060
Equipment	318,700	350,570	3,182	2,384	3,535	2,650
Furniture and fixtures	4,600	5,060	92	69	102	77
Construction in progress	42,967	47,264	282	212	314	235
Property, plant and equipment adjustment	$634,267	$697,694	$5,816	$4,362	$6,462	$4,846

Permits and Intangible Assets
Trademarks and trade names	$113,800	$125,180	$—	$—	$—	$—
Customer relationships - Oil Re-refining	99,200	109,120	496	372	551	413
Customer relationships - Environmental services	70,200	77,220	638	479	709	532
Supplier relationships - Re-refining	100,200	110,220	1,002	752	1,113	835
Supplier relationships - Recycled fuel oil	36,200	39,820	362	272	402	302
Permits - Environmental services	25,800	28,380	86	65	96	72
Permits - Oil Re-refining	11,500	12,650	38	29	43	32
Permits and other intangible assets adjustment	$456,900	$502,590	$2,623	$1,967	$2,914	$2,186
Total	$1,091,167	$1,200,284	$8,439	$6,329	$9,376	$7,032

p)                                     Represents the corresponding amortization of the inventory step-up into cost of revenues of $14.7 million as if the acquisition had been completed on January 1, 2011.

q)                                     Represents adjustments to interest expense related to completion of the Notes Offering at an interest rate of 5.125% (including amortization of funding expense) offset by the reversal of Safety-Kleen’s interest expense for outstanding debt net of the outstanding letters of credit.

	Year Ended December 31, 2011		Nine Months Ended September 30, 2012
	Acquisition Pro forma Adjustments	Stock and Notes Offerings Pro Forma Adjustments	Acquisition Pro forma Adjustments	Stock and Notes Offerings Pro Forma Adjustments
Interest on $600 million debt	$—	$(30,750)	$—	$(23,062)
Estimated amortization of financing costs	—	(1,242)	—	(932)
Elimination of Safety-Kleen interest expense, net	8,897	—	8,980	—
Pro forma interest expense adjustment	$8,897	$(31,992)	$8,980	$(23,994)

r)                                        Represents the pro forma tax effect of the above adjustments at an estimated statutory tax rate of 35.0% for the year ended December 31, 2011 and the nine months ended September 30, 2012.  The pro forma income tax provision adjustment is as follows (in thousands):

	Year Ended December 31, 2011		Nine Months Ended September 30, 2012
	Acquisition Pro forma Adjustments	Stock and Notes Offerings Pro Forma Adjustments	Acquisition Pro forma Adjustments	Stock and Notes Offerings Pro Forma Adjustments
Pro forma loss before income taxes	$(23,419)	$(31,992)	$(4,876)	$(23,994)
Statutory income tax rate	35%	35%	35%	35%
Pro forma income tax provision adjustment	$(8,197)	$(11,197)	$(1,706)	$(8,398)

At the end of Safety-Kleen’s fiscal year 2011, Safety-Kleen determined that it is more likely than not that the U.S. operations would realize its loss carryforwards and other deferred tax assets and released the valuation allowance recorded against its U.S. deferred tax assets of $103.2 million.

s)                                      For the nine months ended September 30, 2012, the dilutive effect of all then outstanding options, restricted stock and performance awards is included in the earnings per share calculation except for 66,000 Clean Harbors outstanding performance stock awards for which the performance criteria were not attained at that time. For the year ended December 31, 2011, there were no anti-dilutive awards.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to its current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

March 8, 2013	/s/ James M. Rutledge
Vice Chairman, President and
Chief Financial Officer